Exhibit (a)(3)(4)

Proof 7 18-Sep-25 Court Meeting Extraordinary General Meeting FOR AGAINST FOR AGAINST Resolution 1 Resolution 1 Resolution 2 Please mark, date and sign below and return by no later than 9:00 a.m. (EDT), October 21, 2025, in the enclosed envelope. ONECONNECT FINANCIAL TECHNOLOGY CO., LTD. TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY RECEIPTS (“ADRs”) REPRESENTING ORDINARY SHARES OF ONECONNECT FINANCIAL TECHNOLOGY CO., LTD. COURT MEETING AND EXTRAORDINARY GENERAL MEETING ON OCTOBER 28, 2025 Sign below Date: Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the face of this card and on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. FOLD AND DETACH HERE Please refer to the reverse side of this card for the Resolutions to be voted at the Meetings. Address change Mark box, sign and indicate changes/comments below: For the purposes of the OneConnect Financial Technology Co., Ltd. Court and Extraordinary General Meetings, mark the box on the right if you wish to give a discretionary proxy to a person designated by OneConnect Financial Technology Co., Ltd. PLEASE NOTE: Marking this box voids any other instructions indicated for the resolutions to be proposed at the OneConnect Financial Technology Co., Ltd. Court and Extraordinary General Meetings. JPMorgan Chase Bank, N.A., Depositary PO Box 64873 Saint Paul MN 55164-0873

Proof 7 18-Sep-25 The resolutions to be voted on are as follows: Court Meeting Resolution 1 – To approve the Scheme Extraordinary General Meeting Special Resolution– 1) THAT: pursuant to (and subject to approval of) the Scheme between the Company and the holders of Scheme Shares in the form of the print contained in the Scheme Document, which has been produced to this meeting and for the purposes of identification signed by the chairman of this meeting, or in such other form and on such terms and conditions as may be approved or imposed by the Grand Court of the Cayman Islands, on the Effective Date, the issued share capital of the Company shall be reduced by cancelling and extinguishing the Scheme Shares (including Scheme Shares underlying the ADSs). Ordinary Resolution– 2) THAT: (A) subject to and contemporaneously with the cancellation and extinguishment of the Scheme Shares referred to in special resolution (1), the issued share capital of the Company shall be restored to the amount prior to the cancellation of the Scheme Shares by applying the reserve created as a result of the aforesaid cancellation of the Scheme Shares to pay up in full at par such number of new Shares as is equal to the number of Scheme Shares cancelled as a result of the Scheme, credited as fully paid, for issuance to the Offeror; (B) any one of the Directors be and is hereby authorized to do all such acts and things considered by him/her to be necessary or desirable in connection with the implementation of the Scheme, including (without limitation) the giving of consent to any modification of or addition to, the Scheme or any reduction of capital, which the Grand Court of the Cayman Islands may see fit to impose; and (C) any one of the Directors be and is hereby authorized to apply to Stock Exchange for the withdrawal of listing of the Shares and to apply to the NYSE for the delisting of the ADSs. OneConnect Financial Technology Co., Ltd. JPMorgan Chase Bank, N.A., Depositary PO Box 64873 Saint Paul MN 55164-0873 Voting Instruction Card PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. JPMorgan Chase Bank, N.A. (the “Depositary”) has received notice that the Court Meeting and Extraordinary General Meeting (the “Meetings”) of OneConnect Financial Technology Co., Ltd. (the “Company”) will be held at the Renaissance Hong Kong Harbour View Hotel, which is at 1 Harbour Road, Wan Chai, Hong Kong on Tuesday, October 28, 2025 (Hong Kong time) at 2:30 p.m. (Hong Kong time) for the Court Meeting and 3:00 p.m. (Hong Kong time) for the Extraordinary General Meeting for the purpose set forth on this card. If you are desirous of having the Depositary, through its Nominee or Nominees, vote or execute a proxy to vote the Ordinary Shares represented by your ADRs FOR or AGAINST on the Resolutions to be proposed at the Meetings, or any of them, as the case may be, kindly execute and forward to the Depositary the attached Voting Instruction Card. The enclosed postage-paid envelope is provided for this purpose. This Voting Instruction Card should be executed in such a manner as to show clearly how you wish to vote in regard to the Company’s Resolutions. Alternatively, you may include instructions to give a discretionary proxy to a person designated by the Company. The Voting Instruction Card MUST be forwarded in sufficient time to reach the Depositary before 9:00 a.m. (Eastern Time), October 21, 2025. Only the registered holders of record as of the close of business on October 9, 2025 (Eastern Time), will be entitled to execute the attached Voting Instruction Card. The signatory, a registered holder of ADRs representing Ordinary Shares of the Company, of record on October 9, 2025, hereby requests and authorizes the Depositary, through its Nominee or Nominees, to vote or execute a proxy to vote at the Meetings the underlying Ordinary Shares of the Company represented by such ADRs, in accordance with the instructions on this card. To review the Circular and Notices of Court Meeting and Extraordinary General Meeting, please visit the Investor Relations Section of the Company website ir.ocft.com/home/default.aspx. NOTE: In order to have the aforesaid shares voted, this Voting Instruction Card MUST be returned before 9:00 a.m. (Eastern Time), on October 21, 2025. JPMorgan Chase Bank, N.A., Depositary